Registration No.333-86890

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 AMENDMENT NO. 2
                                       to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   84-1611629
                      (I.R.S. Employer Identification No.)

                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              Britt D. Banks, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200

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     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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                   SUBJECT TO COMPLETION, DATED ________, 2003

                           NEWMONT MINING CORPORATION

                        12,445,837 Shares of Common Stock

                             Issuable upon Exercise

                                       of

                      Class A Warrants and Class B Warrants

                                       of

                  Newmont Mining Corporation of Canada Limited

          (formerly known as Franco-Nevada Mining Corporation Limited)

                           ---------------------------





     This prospectus relates to shares of common stock of Newmont Mining Corporation that may be issued from time to time upon the exercise of outstanding Class A Warrants and Class B Warrants of Newmont Mining Corporation of Canada Limited (formerly known as Franco-Nevada Mining Corporation Limited), a subsidiary of Newmont Mining Corporation. Each Class A Warrant is exercisable for 3.2 shares of common stock of Newmont Mining Corporation upon surrender of one Warrant and C$200, subject to adjustment. Each Class B Warrant is exercisable for 2.464 shares of common stock of Newmont Mining Corporation upon surrender of one Warrant and C$100, subject to adjustment. As of April 14, 2003, 2,246,336 Class A Warrants were outstanding and 2,133,751 Class B Warrants were outstanding. As used in this prospectus, "$" means U.S. dollars and "C$" means Canadian dollars.

     The Newmont Mining Corporation common stock trades on the New York Stock Exchange under the symbol "NEM" and in the form of Australian CHESS depositary interests on the Australian Stock Exchange under the symbol "NEM".

     See "Risk Factors" beginning on page 3 regarding factors you should consider before exercising your Warrants for shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                This prospectus is dated             , 2003.


The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


NEWMONT MINING CORPORATION.....................................................3

RISK FACTORS...................................................................3

FORWARD-LOOKING STATEMENTS.....................................................3

THE ACQUISITION OF FRANCO-NEVADA...............................................4

USE OF PROCEEDS................................................................4

DESCRIPTION OF THE WARRANTS....................................................4

DESCRIPTION OF THE NEWMONT MINING CORPORATION CAPITAL STOCK....................5

U.S. FEDERAL INCOME TAX CONSIDERATIONS AS A REAL PROPERTY HOLDING
     CORPORATION..............................................................15

PLAN OF DISTRIBUTION..........................................................15

LEGAL OPINION.................................................................16

EXPERTS.......................................................................16

WHERE YOU CAN FIND MORE INFORMATION...........................................17

                           NEWMONT MINING CORPORATION

     Newmont Mining Corporation's original predecessor corporation was incorporated in 1921 under the laws of Delaware. On February 13, 2002, at a special meeting of the stockholders of Newmont, stockholders approved adoption of an Agreement and Plan of Merger that provided for a restructuring of Newmont to facilitate the February 2002 acquisitions described below and to create a more flexible corporate structure. Newmont merged with an indirect, wholly-owned subsidiary, which resulted in Newmont becoming a direct wholly-owned subsidiary of a new holding company. The new holding company was renamed Newmont Mining Corporation. There was no impact to the consolidated financial statements of Newmont as a result of this restructuring and former stockholders of Newmont became stockholders of the new holding company. In this prospectus, "Newmont" and "we" refer to Newmont Mining Corporation and/or our affiliates and subsidiaries.

     On February 16, 2002, Newmont completed the acquisition of Franco-Nevada Mining Corporation Limited, a Canadian company, pursuant to a Plan of Arrangement. As a result, Franco-Nevada became a subsidiary of Newmont and subsequently changed its name to Newmont Mining Corporation of Canada Limited. On February 20, 2002, Newmont gained control of Normandy Mining Limited, an Australian company, through an off-market bid for all of the ordinary shares of Normandy. On February 26, 2002, when Newmont's off-market bid for Normandy expired, Newmont had a relevant interest in more than 96% of Normandy's outstanding shares. Subsequently, Newmont exercised its compulsory acquisition rights under Australian law to acquire all of the shares of Normandy.

     We are engaged in the production of gold, the exploration for gold and the acquisition and development of gold properties worldwide. We produce gold from operations in North America, South America, Australia, New Zealand, Indonesia, Uzbekistan and Turkey. We are also engaged in the production of, and exploration for, silver, copper and zinc.

     Our principal executive offices are located at 1700 Lincoln Street, Denver, Colorado 80203 and our telephone number is (303) 863-7414.

                                  RISK FACTORS

     Investment in our common stock is subject to risks and uncertainties. For a discussion of these risks and uncertainties, please see Item 1A entitled "Risk Factors" in our Annual Report on Form 10-K for our most recently completed fiscal year, which is incorporated by reference into this prospectus.

                           FORWARD-LOOKING STATEMENTS

     Some statements contained in this prospectus (including information incorporated by reference) are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provided for under those sections. Our forward-looking statements include estimates of future production, capital expenditures and other costs and expenses, reserve estimates, projected acquisition synergies and the other statements set forth under "Forward-Looking Statements" in Item 1 of our Annual Report on Form 10-K for our most recently completed fiscal year, which is incorporated by reference into this prospectus.

     Our forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from our forward-looking statements include gold and other commodity prices, currency fluctuations, higher than anticipated production costs, potential environmental liabilities, uncertainty in proven and probable gold reserves and political and economic risks in the countries in which we operate, as well as the other factors described in Item 1A entitled "Risk Factors" in our Annual Report on Form 10-K for our most recently completed fiscal year, which is incorporated by reference into this prospectus. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.

     We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of the document, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

                        THE ACQUISITION OF FRANCO-NEVADA

     On February 16, 2002, Newmont completed its acquisition of Franco-Nevada Mining Corporation of Canada Limited pursuant to an arrangement agreement, dated as of November 14, 2001. Pursuant to the arrangement agreement, each Franco-Nevada common shareholder received in exchange for each Franco-Nevada common share either: (1) 0.80 of an exchangeable share of Franco-Nevada (exchangeable for Newmont common stock) or (2) 0.80 of a share of Newmont common stock. Franco-Nevada became a subsidiary of Newmont and subsequently changed its name to Newmont Mining Corporation of Canada Limited.

                                 USE OF PROCEEDS

     The shares of common stock will be issued to holders of the Class A Warrants and the Class B Warrants upon exercise of those Warrants and payment of the relevant exercise price. Newmont Mining Corporation of Canada Limited will receive the exercise price paid in connection with each exercise of the Class A Warrants and Class B Warrants and will use the aggregate proceeds for general corporate purposes.

                           DESCRIPTION OF THE WARRANTS

     The following is a summary of the terms of the Warrants relating to the exercise rights of those Warrants, as well as other material terms of the Warrants. For additional information regarding the Warrants, please refer to the warrant agreements under which the Warrants were issued. Copies of the warrant agreements can be obtained from Newmont.

     The Class A Warrants were issued pursuant to the warrant agreements dated as of September 15, 1993 and February 11, 1998, as amended and supplemented, each between Franco-Nevada Mining Corporation Limited and Computershare Trust Company of Canada (formerly Montreal Trust Company of Canada), as agent. The Class B Warrants were issued pursuant to the warrant agreements dated as of November 12, 1993 and January 8, 1999, as amended and supplemented, each between Euro-Nevada Mining Corporation Limited and Computershare, as agent. As of April 14, 2003, 2,246,336 Class A Warrants were outstanding and 2,133,751 Class B Warrants were outstanding.

     As a result of our acquisition of Franco-Nevada, the Warrants are exercisable at any time into shares of our common stock. Each Class A Warrant is exercisable for 3.2 shares of our common stock upon surrender of one Warrant and C$200, subject to adjustment. Each Class B Warrant is exercisable for 2.464 shares of our common stock upon surrender of one Warrant and C$100, subject to adjustment. The Warrants may be exercised at any time. The Class A Warrants expire on September 15, 2003. The Class B Warrants expire on November 12, 2003.

                  DESCRIPTION OF THE NEWMONT MINING CORPORATION
                                  CAPITAL STOCK

     Your rights as a stockholder of Newmont will be governed by Delaware law, our certificate of incorporation and our by-laws. The following is a summary of the material terms of our capital stock. For additional information regarding our capital stock, please refer to the applicable provisions of Delaware law, our certificate of incorporation and by-laws and the rights agreement, dated as of February 13, 2002, between us and Mellon Investor Services LLC, as rights agent, relating to rights to purchase shares of our series A junior participating preferred stock. Copies of our certificate of incorporation, our by-laws and our rights agreement are exhibits to the registration statement of which this prospectus is a part.

     As of March 5, 2003, we had 755,000,000 shares of authorized capital stock. Those shares consisted of:

     o 5,000,000 shares of preferred stock, par value $5.00 per share, of which one share of special voting stock was outstanding; and

     o 750,000,000 shares of common stock, par value $1.60 per share, of which (1) 353,498,884 shares were outstanding, including shares evidenced by Australian CHESS depositary interests which represent beneficial ownership of shares of common stock of Newmont on a ten-for-one basis, and (2) 48,434,773 shares were issuable upon conversion of the exchangeable shares of Newmont Mining Corporation of Canada Limited (formerly known as Franco-Nevada Mining Corporation Limited) which were issued in connection with our acquisition of Franco-Nevada, have economic rights equivalent to those of our common stock and are exchangeable on a one-for-one basis with shares of our common stock.

     The holder of the outstanding share of special voting stock exercises the voting and other rights attached to the share as trustee for and on behalf of the registered holders of outstanding shares of the exchangeable shares.

Common Stock

     The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our certificate of incorporation, our by-laws and the applicable provisions of Delaware law.

Dividend Rights

     Holders of our common stock may receive dividends when, as and if declared by our Board out of funds of Newmont legally available for the payment of dividends. Subject to the terms of any outstanding preferred stock, holders of our common stock may not receive dividends until we have satisfied our obligations to any holders of our preferred stock.

     As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the Delaware General Corporation Law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

     Currently, we pay dividends on our common stock each quarter. The determination of the amount and timing of future dividends will be made by our Board of Directors from time to time and will depend on our future earnings, capital requirements, financial conditions and other relevant factors.

Voting and Other Rights

     Holders of our common stock are entitled to one vote per share and, in general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters.

     Holders of shares of our special voting share are entitled to vote, as a single class, together with the holders of shares of our common stock on all matters on which our stockholders are entitled to vote. The holders of record of a majority of the outstanding shares of our capital stock entitled to vote at the meeting of our stockholders must be present in person or represented by proxy at the meeting in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, "shares of our capital stock" includes shares of our common stock (including shares represented by Australian CHESS depositary interests), as well as the maximum number of shares of our common stock that the holder of the special voting share is entitled to vote at the meeting on behalf of the holders of the outstanding exchangeable shares. For additional information regarding our special voting share, please see the discussion in "-- Special Voting Stock" beginning on page 9 of this prospectus.

     Special meetings of our stockholders may be called by our Board of Directors or by the Chairman of the Board or by our President, and will be called by the Chairman of the Board or by our President or Secretary upon a written request stating the purposes of the proposed meeting and signed by a majority of our Board of Directors or stockholders owning at least 25% of our outstanding capital stock entitled to vote at the meeting.

     Written notice of a meeting of our stockholders is given personally or by mail, not less than 10 days nor more than 60 days before the date on which the meeting is held, to each stockholder of record entitled to vote at the meeting. The notice must state the time, place and purposes of the meeting. In the event of a special meeting called upon the written request of our stockholders, the notice will describe any business set forth in the statement of purpose in the written stockholder request, as well as any additional business that our Board of Directors proposes to be conducted at the meeting. If mailed, the notice will be sent to our stockholders at their respective addresses appearing on our stock records or to such other addresses as they may designate in writing, and will be deemed given when mailed. A waiver of any notice, signed by a stockholder before or after the time for the meeting, will be deemed equivalent to that stockholder having received the notice.

     Our Board of Directors is not classified. Directors are to be elected by a plurality of those shares of our capital stock present and entitled to vote at a meeting of stockholders, and our stockholders do not have the right to cumulate their votes in the election of directors.

Liquidation

     In the event of any liquidation, dissolution or winding up of Newmont, holders of our common stock would be entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of the holders of any of our preferred stock then outstanding. Immediately prior to any liquidation, dissolution or winding up of Newmont, all holders of exchangeable shares would be become holders of our common stock pursuant to the terms of the exchangeable shares and would therefore be entitled to share ratably in any distribution to other holders of common stock.

Redemption

     Newmont common stock is not redeemable or convertible.

Preferred Share Purchase Rights

     Each issued share of our common stock includes a preferred stock purchase right. See "Anti-Takeover Provisions - Stockholders Rights Plan" below.

Other Provisions

     All of the issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock have no preemptive rights with respect to any securities of Newmont.

Listing

     Our common stock trades on the New York Stock Exchange under the symbol "NEM." ChaseMellon Stockholder Services, L.L.C. is the registrar, transfer agent, conversion agent and dividend disbursing agent for the common stock.

     Our common stock also trades in the form of Australian CHESS depositary interests on the Australian Stock Exchange under the symbol "NEM".

Newmont CDIs

     The Newmont Australian CHESS depositary interests (the "CDIs") are units of beneficial ownership in our common stock held by CHESS Depositary Nominees Pty Ltd. (ACN 071346506) ("CDN"), a wholly owned subsidiary of the Australian Stock Exchange Limited (ACN 008624691). The Newmont CDIs entitle holders to dividends and other rights economically equivalent to our common stock on a ten-for-one basis, including the right to attend Newmont stockholders' meeting. The Newmont CDIs are convertible at the option of the holders into our common stock on a ten-for-one basis. CDN, as the stockholder of record, will vote the underlying shares of our common stock in accordance with the directions of the CDI holders.

Preferred Stock - General

     Our preferred stock is issuable in series. Our Board has the power to fix various terms for each series of preferred stock, including the following:

     o    voting powers,

     o    designations,

     o    preferences,

     o    the relative participating and option or other rights,

     o    qualifications, and

     o    limitations and restrictions.

     A description of our outstanding preferred stock is set forth below.

Special Voting Stock

     The following is a summary of our special voting stock, which consists of a share of preferred stock with special voting rights. For additional information regarding our special voting stock, please refer to the certificate of designations setting forth the terms of the special voting stock. The certificate of designations is an exhibit to the registration statement of which this prospectus is a part.

     Computershare Trust Company of Canada, as trustee under a voting and exchange trust agreement, holds the outstanding share of special voting stock. The holder of the special voting share exercises the voting and other rights attached to the share as trustee for and on behalf of the registered holders of the exchangeable shares of our wholly-owned subsidiary, Newmont Mining Corporation of Canada Limited, formerly known as Franco-Nevada Mining Corporation Limited ("Newmont Canada"). The exchangeable shares have economic rights equivalent to those of our common stock and are exchangeable on a one-for-one basis with shares of our common stock. Upon the unanimous approval of Newmont's Board of Directors, Newmont Canada may from time to time issue additional exchangeable shares. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the special voting share and the related exchangeable shares as they affect Newmont.

Ranking

     With respect to distributions of assets upon liquidation, dissolution or winding up of Newmont, the special voting share ranks (1) senior to our common stock, (2) on parity with our other preferred stock and (3) junior to any other class or series of capital stock of Newmont.

Dividend Rights

     The special voting share is not entitled to receive dividends.

     Holders of exchangeable shares are entitled to receive dividends from Newmont Canada which are equivalent to any declared by our Board of Directors on our common stock. These dividends will be paid out of money, assets or property of Newmont Canada properly applicable to the payment of dividends, or out of authorized but unissued shares of Newmont Canada, as applicable. Holders of exchangeable shares are not entitled to any dividends other than or in excess of the foregoing dividends. The record date for the determination of the holders of exchangeable shares entitled to receive payment of, and the payment date for, any dividend declared on the exchangeable shares will be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on shares of our common stock.

Voting Rights

     Holders of exchangeable shares are not holders of our common stock and, therefore, do not have the direct right to vote on matters relating to Newmont on which our stockholders are entitled to vote.

     The holder of the special voting share has the right to vote together with the holders of our common stock on all matters on which holders of our common stock are entitled to vote. The holder of the special voting share is entitled to cast a number of votes equal to the lesser of (1) the number of exchangeable shares outstanding from time to time (except those exchangeable shares held by us or our affiliates) and (2) 10% of the total number of votes attached to the shares of our common stock then outstanding. The holder of the special voting share will exercise the voting and others rights attached to the share only on the basis of instructions received from holders of exchangeable shares, as trustee for and on behalf of the registered holders of the exchangeable shares.

Certain Restrictions

     So long as any of the exchangeable shares not owned by us or our affiliates are outstanding:

          (1) without the approval of the holders of the exchangeable shares and Newmont Canada (unless in each case the economic equivalent is simultaneously issued, distributed or made, as the case may be, to the holders of exchangeable shares), we will not:

               o issue or distribute shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, to the holders of all or substantially all of the then outstanding shares of our common stock by way of stock dividend or other distribution, other than an issue of shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, to holders of shares of our common stock (a) who exercise an option to receive dividends in shares of our common stock or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, in lieu of receiving cash dividends, or (b) pursuant to any dividend reinvestment plan or similar arrangement;

               o issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of our common stock entitling them to subscribe for or to purchase shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock;

               o issue or distribute to the holders of all or substantially all of our then outstanding shares of common stock (a) shares or securities (including evidences of indebtedness) of Newmont of any class (other than shares of our common stock or securities convertible into or exchangeable for or carrying rights to acquire shares of our common stock), or
                    (b) rights, options, warrants or other assets other than those referred to above;

               o subdivide, redivide or change our then outstanding shares of common stock into a greater number of shares of our common stock;

               o reduce, combine, consolidate or change our then outstanding shares of common stock into a lesser number of shares of our common stock; or

               o reclassify or otherwise change shares of our common stock or effect an amalgamation, merger, reorganization or other transaction affecting shares of our common stock.

          (2) in the event that a tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to shares of our common stock is proposed by us or is proposed to us or our stockholders and is recommended by our Board, or is otherwise effected or to be effected with the consent or approval of the our Board, and the exchangeable shares are not redeemed by Newmont Canada or purchased by us (or our wholly-owned subsidiary Newmont Holdings ULC), we will expeditiously and in good faith take all actions and do all things as are reasonably necessary or desirable to enable and permit holders of exchangeable shares (other than us and our affiliates) to participate in the transaction to the same extent and on an economically equivalent basis as the holders of shares of our common stock, without discrimination. Without limiting the generality of the foregoing, we will take all actions and do all things as are reasonably necessary or desirable to ensure that holders of exchangeable shares may participate in each similar transaction without being required to retract exchangeable shares as against Newmont Canada or, if so required, to ensure that any retraction, shall be effective only upon, and shall be conditional upon, the closing of that transaction and only to the extent necessary to participate in the transaction.

Liquidation Rights

     In the event of the liquidation, dissolution or winding-up of Newmont, (1) the holder of the special voting share will be entitled to receive an amount equal to $0.001 and (2) all of the exchangeable shares will automatically be exchanged for shares of our common stock. We will purchase each exchangeable share on the fifth business date prior to the liquidation, dissolution or winding up for a purchase price per share to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any.

     In the event of the liquidation, dissolution or winding-up of Newmont Canada, we (or Newmont Holdings ULC) have the right to purchase all, but not less than all, of the outstanding exchangeable shares from the holders thereof upon payment of a liquidation amount. The liquidation amount will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions attached to the exchangeable shares on the liquidation, dissolution or winding-up of Newmont Canada, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any.

Redemption and Retraction

     The special voting share is not redeemable or convertible, except, if no exchangeable shares, other than exchangeable shares held by us or our affiliates, or securities which could give rise to the issuance of any exchangeable shares to any person are outstanding, the special voting share will automatically be redeemed for $0.001.

     Holders of exchangeable shares are entitled at any time, upon delivery of a certificate representing their exchangeable shares and a duly executed retraction request, to require Newmont Canada to redeem their exchangeable shares. The retraction price will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions attached to the exchangeable shares on a retraction of an exchangeable share, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any. Newmont Canada must deliver all retraction requests to us (or Newmont Holdings ULC), whereupon we (or Newmont Holdings ULC), instead of Newmont Canada, will have the right to purchase for the retraction price the exchangeable shares that are the subject of the request. If we do not exercise this right, Newmont Canada is required to effect the redemption.

     On or at any time after the seventh anniversary of the date on which the exchangeable shares were first issued, subject to acceleration in some circumstances, Newmont Canada is required to redeem all the outstanding exchangeable shares. The redemption price will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions of the exchangeable shares on a redemption of exchangeable shares, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends, if any. In this event, we (or Newmont Holdings
ULC) will have the overriding right to acquire the outstanding exchangeable shares in exchange for the redemption price on the redemption date. If we exercise this right, Newmont Canada's obligation to redeem the exchangeable shares will terminate.

Listing

     The exchangeable shares are listed on the Toronto Stock Exchange under the symbol "NMC".

Anti-Takeover Provisions

     Article Ninth of our certificate of incorporation and our rights agreement may make it more difficult for various corporations, entities or persons to acquire control of us or to remove management.

Approval of Various Mergers, Consolidations, Sales and Leases

     Article Ninth of our certificate of incorporation requires us to get the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class, to enter into the following types of transactions:

     o a merger or consolidation between us and another corporation that holds 10% or more of our outstanding shares;

     o the sale or lease of all or a substantial part of our assets to another corporation or entity that holds 10% or more of our outstanding shares; or

     o any sale or lease to us of assets worth more than $10 million in exchange for our securities by another corporation or entity that holds 10% or more of our outstanding shares.

However, Article Ninth does not apply to any transaction if:

     o our Board approves the transaction before the other corporation, person or entity becomes a holder of 10% or more of our outstanding shares; or

     o we or our subsidiaries own a majority of the outstanding voting shares of the other corporation.

     Article Ninth can only be altered or repealed with the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class.

Stockholders Rights Plan

     On January 30, 2002, our Board declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The dividend was paid on February 15, 2002 to the stockholders of record on February 15, 2002. The rights were issued pursuant to the terms of the Rights Agreement, dated as of February 13, 2002 between Newmont and Mellon Investor Services LLC, as the rights agent.

     Our Board has adopted this rights agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of our outstanding common stock without the approval of our Board of Directors. The rights agreement should not interfere with any merger or other business combination approved by our Board.

     The following is a summary description of our rights agreement and should be read together with the entire rights agreement, which is included as an exhibit to the registration statement of which this prospectus forms a part.

     The Rights. Our Board authorized the issuance of a right with respect to each share of common stock outstanding on February 15, 2002. The rights initially trade with, and are inseparable from, shares of our common stock. The rights are evidenced only by certificates that represent shares of our common stock. New rights will accompany any new shares of our common stock that we issue after February 15, 2002 until the Distribution Date described below.

     Exercise Price. Each right allows its holder to purchase from Newmont one one-thousandth of a share of Series A Junior Participating Preferred Stock ("preferred share") for $100, once the rights become exercisable. This portion of a preferred share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. Prior to exercise, the right does not give its holder any dividend, voting or liquidation rights.

     Exercisability. The rights are not exercisable until:

               o 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of our outstanding common stock, or, if earlier, or

               o 10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

     We refer to the date when the rights become exercisable as the "Distribution Date." Until that date, the common stock certificates also evidence the rights, and any transfer of shares of common stock constitutes a transfer of rights. After that date, the rights will separate from the common stock and be evidenced by book-entry credits or by rights certificates that we will mail to all eligible holders of common stock. Any rights held by an Acquiring Person are void and may not be exercised.

     Our Board may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.

     Consequences of a Person or Group Becoming an Acquiring Person.

               o Flip In. If a person or group becomes an Acquiring Person, all holders of rights except the Acquiring Person may, for $100, purchase shares of our common stock prior to the acquisition.

               o Flip On. If we are later acquired in a merger of similar transaction after the Distribution Date, all holders of rights except the Acquiring Person may, for $100, purchase shares of the acquiring corporation with a market value of $200 based on the market price of the acquiring corporation's stock, prior to the merger.

     Preferred Share Provisions. Each one one-thousandth of a preferred share, if issued:

               o    will not be redeemable;

               o will entitle holders to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

               o will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;

               o will have the same voting power as one share of common stock; and

               o if shares of our common stock are exchanged by merger, consolidation or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

     The value of one one-thousandth interest in a preferred share should approximate the value of one share of common stock.

     Expiration. The rights will expire on February 13, 2012.

     Redemption. Our Board of Directors may redeem the rights for $0.001 per right at any time before any person or group becomes an Acquiring Person. If our Board redeems any rights, it must redeem all of the rights. Once the rights are redeemed, the only right of the holders of rights will be to receive the redemption price of $0.001 per right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

     Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the rights by exchanging one share of common stock or an equivalent security for each right, other than rights held by the Acquiring Person.

     Anti-Dilution Provisions. Our Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the preferred shares or common stock. No adjustments to the purchase price of less than 1% will be made.

     Amendments. The terms of the rights agreement may be amended by our Board without the consent of the holders of the rights. However, our Board may not amend the rights agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that the person or group already owns. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the rights.

                   U.S. FEDERAL INCOME TAX CONSIDERATIONS AS A
                        REAL PROPERTY HOLDING CORPORATION

     We believe that we may be considered a U.S. real property holding corporation within the meaning of the Internal Revenue Code of 1986, as amended, of the Code, although we are still analyzing the impact of the acquisitions of Franco-Nevada Mining Corporation Limited and Normandy Mining Limited. If we are considered a U.S. real property holding corporation, even if you are not a U.S. person as defined in the Code and lack other connections with the United States, you may be subject to a tax on any gain realized on the disposition of shares of our common stock acquired by you upon exercise of any Warrants if at the time of the disposition our common stock is not regularly traded on an established securities market. This tax, however, would not apply to a disposition of shares held by you solely as a creditor. You also may be subject to a withholding tax on the proceeds from the disposition of the shares of our common stock. Currently, our common stock is regularly traded on an established securities market and, therefore, the tax and the withholding tax described above would not apply to a disposition of shares, except as provided below. The tax described above would apply to the disposition by you of shares of our common stock even though our common stock is regularly traded on an established securities market if you are a non-U.S. person who actually or constructively beneficially owns more than 5% of the total fair market value of all our outstanding common stock at any time during the five year period immediately preceding the disposition. The withholding tax described above, however, would not apply to the disposition, except in certain circumstances.

     We urge you to consult your own tax advisors regarding the U.S. federal tax consequences of an investment in our common stock, as well as the tax consequences under any state, local or foreign tax laws.

                              PLAN OF DISTRIBUTION

         We are registering by this prospectus shares of our common stock (and associated preferred stock purchase rights) for issuance to holders of the Warrants described above upon exercise of those warrants as provided in the relevant warrant agreements.

                                  LEGAL OPINION

     White & Case LLP will issue for us an opinion about the legality of the shares of common stock that may be offered by this prospectus.

                                     EXPERTS

     The financial statements of Newmont Mining Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Newmont Mining Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2001 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to various restatements described in
Note 23 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Nusa Tengarra Partnership V.O.F., an equity investee of Newmont, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Nusa Tengarra Partnership V.O.F. incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2001 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to various restatements in Note 16 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited consolidated financial statements of Franco-Nevada Mining Corporation Limited (now Newmont Mining Corporation of Canada Limited) as of March 31, 2001 and 2000 and for each of the three years ended March 31, 2001, incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed on April 15, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Normandy Mining Limited (now Newmont Australia Limited) as of June 30, 2001 and 2000 and for the years then ended, incorporated in this prospectus by reference to Amendment No. 2 to the Current Report on Form 8-K/A filed by Newmont Mining Corporation on April 15, 2003 have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of the reconciliation to accounting principles generally accepted in the United States of America in Note 40, as discussed in Note 41), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our web site at http://www.newmont.com or from the SEC's web site at http://www.sec.gov. The information on our web site is not incorporated by reference into and is not made a part of this prospectus. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms.

     The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that may be offered by this prospectus:

          o    Annual Report on Form 10-K for the year ended December 31, 2002;

          o Amended Annual Report on Form 10-K/A for the year ended December 31, 2001 filed on March 20, 2003.

          o Amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 each filed on April 11, 2003;

          o Current Reports on Form 8-K filed on March 28, 2003 and April 22, 2003;

          o Current Report on Form 8-K/A filed on April 15, 2003 amending Current Report on Form 8-K filed on March 1, 2002 and subsequently amended on April 16, 2002; and

          o The description of our common stock contained in our registration statement on Form 8-A for our common stock filed under the Securities Exchange Act of 1934 including any amendment or report filed for the purpose of updating that description.

     You may request a copy of these documents at no cost to you, by writing or telephoning us as follows:

     Newmont Mining Corporation
     1700 Lincoln Street
     Denver, Colorado  80203
     Attn:  Office of the Secretary
     (303) 863-7414

     You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

     SEC filing fee                                            $32,713.14
     Accounting fees and expenses                              $10,000.00
     Legal fees and expenses                                   $35,000.00
     Transfer agent's fees                                      $5,000.00
     Stock exchange listing fees                               $17,500.00
     Miscellaneous                                              $4,786.86
                                                           --------------
     Total                                                    $105,000.00

--------------------

*All estimates except for filing fee.

Item 15. Indemnification of Directors and Officers.

     Article Tenth of Newmont's Certificate of Incorporation provides that its directors shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

     The By-Laws of Newmont provide that each person who at any time is or shall have been a director or officer of Newmont, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of Newmont, and his or her heirs, executors and administrators, shall be indemnified by Newmont in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Article VI of the By-Laws of Newmont facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between Newmont and the director or officer.

     Section 145 of the General Corporation Law of the State of Delaware authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

Item 16.  Exhibits.

Exhibit
Number    Description of Documents

3.1 Certificate of Incorporation of the Registrant. Incorporated by reference to Appendix F to the Registrant's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

3.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

3.3 By-Laws of the Registrant. Incorporated by reference to Exhibit 3(g) to the Registrant's Annual Report on form 10-K for the year ended December 31, 2001.

3.4 Certificate of Elimination of Series A Junior Participating Preferred Stock of the Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

3.5 Certificate of Designations of Special Voting Stock. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

3.6 Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its preferred stock purchase rights, filed with the Securities and Exchange Commission on February 15, 2002.

3.7 Certificate of Designations of $3.25 Convertible Preferred Stock of the Registrant. Incorporated by reference to Exhibit 3.6 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its $3.25 convertible preferred stock, filed with the Securities and Exchange Commission on February 15, 2002 (which preferred stock was redeemed in full on May 15, 2002).

4.1 Rights Agreement, dated as of February 13, 2002, between the Registrant and Mellon Investor Services LLC (which includes the form of Certificate of Designations of Series B Junior Preferred Stock of the Registrant as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase

          Preferred Shares as Exhibit C). Incorporated by reference to Exhibit
          4.1 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its preferred stock purchase rights, filed with the Securities and Exchange Commission on February 15, 2002.

5         Opinion of White & Case LLP.*

15        Letter Re Unaudited Interim Financial Information.*

23.1 Consent of PricewaterhouseCoopers LLP re: Annual Report on Form 10-K for the year ended December 31, 2002.

23.2 Consent of PricewaterhouseCoopers LLP re: Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2001 filed on March 20, 2003.

23.3 Consent of PricewaterhouseCoopers LLP re: Current Report on Form 8-K/A filed on April 15, 2003

23.4 Consent of PricewaterhouseCoopers LLP re: Nusa Tengarra Partnership V.O.F. - Annual Report on Form 10-K for the year ended December 31, 2002.

23.5 Consent of PricewaterhouseCoopers LLP re: Nusa Tengarra Partnership V.O.F. - Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2001 filed on March 20, 2003.

23.6      Consent of Deloitte Touche Tohmatsu.

23.7      Consent of White & Case LLP (included in Exhibit 5).*

24.1      Power of Attorney of certain officers and directors.*

24.2      Power of Attorney of principal accounting officer.*

24.3      Power of Attorney of principal financial officer.*

-------------------
*    Previously filed.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of Newmont Mining's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 22nd day of April, 2003.

                                        NEWMONT MINING CORPORATION


                                        By       /s/ Britt D. Banks
                                          --------------------------------------
                                          Britt D. Banks
                                          Vice President, General Counsel
                                            and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                            Title                                 Date


----------------------
    Glen A. Barton                 Director

           *
----------------------
  Vincent A. Calarco               Director                                April 22, 2003

           *
----------------------
  James T. Curry, Jr.              Director                                April 22, 2003

           *
----------------------
  Joseph P. Flannery               Director                                April 22, 2003

           *
----------------------
    M. Craig Haase                 Director                                April 22, 2003

           *
----------------------
   Michael S. Hamson               Director                                April 22, 2003

----------------------
  Leo I. Higdon, Jr.               Director

           *
----------------------
    Pierre Lassonde                Director                                April 22, 2003

           *
----------------------
   Robert J. Miller                Director                                April 22, 2003



           *
----------------------             Chairman of the Board and Chief
    Wayne W. Murdy                 Executive Officer
                                   (Principal Executive Officer)           April 22, 2003

           *
----------------------
  Robin A. Plumbridge              Director                                April 22, 2003

           *
----------------------
   John B. Prescott                Director                                April 22, 2003

           *
----------------------
   Moeen A. Qureshi                Director                                April 22, 2003

           *
----------------------
   Michael K. Reilly               Director                                April 22, 2003

           *
----------------------
   Seymour Schulich                Director                                April 22, 2003

           *
----------------------
   James V. Taranik                Director                                April 22, 2003

           *
----------------------             Senior Vice President and
 Bruce D. Hansen                   Chief Financial Officer
                                   (Principal Financial Officer)           April 22, 2003

           *
----------------------             Vice President and Global Controller
   David W. Peat                   (Principal Accounting Officer)          April 22, 2003



*By /s/ Britt D. Banks
   --------------------
     Britt D. Banks,
   as Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number    Description of Documents

3.1 Certificate of Incorporation of the Registrant. Incorporated by reference to Appendix F to the Registrant's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

3.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

3.3 By-Laws of the Registrant. Incorporated by reference to Exhibit 3(g) to the Registrant's Annual Report on form 10-K for the year ended December 31, 2001.

3.4 Certificate of Elimination of Series A Junior Participating Preferred Stock of the Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

3.5 Certificate of Designations of Special Voting Stock. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

3.6 Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its preferred stock purchase rights, filed with the Securities and Exchange Commission on February 15, 2002.

3.7 Certificate of Designations of $3.25 Convertible Preferred Stock of the Registrant. Incorporated by reference to Exhibit 3.6 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its $3.25 convertible preferred stock, filed with the Securities and Exchange Commission on February 15, 2002 (which preferred stock was redeemed in full on May 15, 2002).

4.1 Rights Agreement, dated as of February 13, 2002, between the Registrant and Mellon Investor Services LLC (which includes the form of Certificate of Designations of Series B Junior Preferred Stock of the Registrant as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit
          C). Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its preferred stock purchase rights, filed with the Securities and Exchange Commission on February 15, 2002.

5         Opinion of White & Case LLP.*

15        Letter Re Unaudited Interim Financial Information.*

23.1 Consent of PricewaterhouseCoopers LLP re: Annual Report on Form 10-K for the year ended December 31, 2002.

23.2 Consent of PricewaterhouseCoopers LLP re: Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2001 filed on March 20, 2003.

23.3 Consent of PricewaterhouseCoopers LLP re: Current Report on Form 8-K/A filed on April 15, 2003

23.4 Consent of PricewaterhouseCoopers LLP re: Nusa Tengarra Partnership V.O.F. - Annual Report on Form 10-K for the year ended December 31, 2002.

23.5 Consent of PricewaterhouseCoopers LLP re: Nusa Tengarra Partnership V.O.F. - Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2001 filed on March 20, 2003.

23.6      Consent of Deloitte Touche Tohmatsu.

23.7      Consent of White & Case LLP (included in Exhibit 5).*

24.1      Power of Attorney of certain officers and directors.*

24.2      Power of Attorney of principal accounting officer.*

24.3      Power of Attorney of principal financial officer.*


-------------------
*    Previously filed.